EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-110646) pertaining to the Oragenics, Inc. 2002 Stock Incentive Plan of our report dated January 30, 2004 with respect to the financial statements of Oragenics, Inc. incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 2003.

                                                  /s/  Ernst & Young LLP
Tampa, Florida
March 15, 2004